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                         FIRST INDEPENDENCE CORPORATION

                     Subscription Offering Stock Order Form

IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for Common Stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

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                            Stock Information Center
                           Neodesha Savings and Loan
                                801 Main Street
                             Neodesha, Kansas 66757
                                 (316) 325-2268
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                                Expiration Date
                             for Stock Order Forms:
                           Monday, ___________, 1998
                            12:00 Noon, Central Time
                           -------------------------

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(1)  Amount of First Independence Corporation Investment Requested.

----------------- Enter the dollar amount of First Independence (the Total Payment Due "Company") Common Stock for which you wish to subscribe. The actual  purchase  price  for a share of  First  Independence
                    Common Stock in the  Subscription  and  Community  Offerings
                    will be equal to 95% of the  average  market  price of First
-----------------   Independence's  Common  Stock  (which is the  average of the closing  bid  and  ask  quotations  on the  Nasdaq  SmallCap
                    Market)  for the ten  trading  days  ending  on the  date of expiration of the Subscrition  Offering, or Direct Community
                    Offering, whichever is later. The aggregate dollar amount of subscription for shares of First  Independence  Common Stock will be divided by the  Subcription  Purchase Price (subject
                    to  certain   adjustments  as  described   below)  of  First
                    Independence  Common Stock to determine the number if shares to be  issued to each  subscriber.  Any  difference  will be refunded to such  subscriber in cash in lieu of a fractional share. No less than $250.00 worth of Conversion Stock may be purchased by any person purchasing  Conversion Stock offered in the Merger  Conversion.  No person, by himself or herself or with an  Associate  or with a group of persons  acting in concert, may subscribe for or purchase more than $100,000 of the Conversion Stock offered in the Merger Conversion.
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(2)  Method of Payment/Check
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Enclosed is a check, bank draft or money order               Check Amount
made payable to __________________ Institution
in the amount indicated in this box.                  --------------------------
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(3)  Method of Payment/Withdrawal

The  undersigned   authorizes   withdrawal  from  the  following  account(s)  at
________________. Individual Retirement Accounts maintained at ________________ cannot be used. There is no penalty for early withdrawal used for this payment.

      Account Number(s)                                Withdrawal Amount(s)
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           Total Withdrawal Amount
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(4)  Purchaser Information

a. [ ] Eligible Account Holder - Check here if you were a depositor of a least $50.00 at _____________. Enter information below for all deposit accounts that you had at _____________ on _____________, 1998.

b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor of at least $50.00 at _________________ ___, 1998 but are not an Eligible
       Account Holder. Enter information below for all deposit accounts that you had at _____________ on _____________, 1998.

c. [ ] Other Eligible Member - Check here if you were a depositor on __________, 1998 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at _____________ on _____________, 1998.

d. [ ] Check here if you are an employee, officer or director of Neodesha Savings & Loan.

e. [ ] Check here if you are a permanent resident of Wilson County, KS.
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(5)  Stock Registration/Form of Stock Ownership

     [ ] Individual                          [ ] Joint Tenants
     [ ] Tenants in Common                   [ ] IRA or other Qualified Plan--
     [ ] Fiduciary (i.e. trust, estate, etc.)    Beneficial Owners SS#__________
     [ ] Company/Corp/Partnership            [ ] Uniform Transfers to Minors Act

(6) Name(s) in which stock is to be registered (PLEASE PRINT CLEARLY) - ADDING THE NAMES OF OTHER PERSONS WHO ARE NOT OWNERS OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER BECOMING NULL AND VOID.

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     Name(s)                            Social Security # or Tax ID
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     Name(s) continued                  Social Security # or Tax ID
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     Street Address                     County of Residence
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     City                               State                  Zip Code
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(7)  Telephone - Daytime (     )        Evening (     )
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(8)  NASD  Affiliation  -  Check  here  if you  are a  member  of  the  National
Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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[ ] (9) Associates - Acting in Concert

Check here, and complete the reverse side of this form, if you or any Associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription Offering.
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(10)  Acknowledgment - To be effective,  this Stock Order and Certification Form must be properly completed and physically received by _____________________ no later than 12:00 noon, Central time, on _________________ 1998, unless extended; otherwise this Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by __________________________, this Stock Order Form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at the Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of the Bank described in the accompanying Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the Bank.

Applicable regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. _____________________________ and ________________________ will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
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Signature                      Date          Signature                      Date

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         THE CERTIFICATION FORM ON THE REVERSE SIDE MUST ALSO BE SIGNED
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Item (5) a, b - (continued)

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     Account Title (Names on Accounts)                         Account Number(s)
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     Account Title (Names on Accounts)                         Account Number(s)
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Item 10 - (continued)

List below all other orders submitted by you or Associates (as defined) or by persons acting in concert with you.

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                                                                Number of Shares
     Name(s) listed on other Stock Order Forms                       Ordered
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"Associate"  is defined  as: (i) any  corporation  or  organization  (other than
_____________________ (the "Company") or _____________________ (the "Bank") or a
majority-owned subsidiary of the Bank) of which such person is a, director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; provided, however, that such term shall not include the Company's or the Bank's employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Company or the Bank or any parents or subsidiaries thereof. Trustees, directors and officers of the Company or the Bank are not treated as Associates solely because of holding such positions.

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      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                                 CERTIFICATION

     I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY THE FIRST INDEPENDENCE CORPORATION, FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF INDEPENDENCE, THE NEODESHA SAVINGS AND LOAN ASSOCIATION, F.S.A., OR BY THE FEDERAL GOVERNMENT.

     If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Regional Director, Frederick Casteal at (214) 281-2200.

     I further certify that, before purchasing the common stock par value $0.01 of First Independence Corporation, I received a prospectus dated ______________, 1998 (the "Prospectus").

     The Prospectus that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, but not limited to: interest rate risk exposure; diversified lending risks; competition; geographical concentration of business activities; market for common stock; takeover defensive provisions; regulatory oversight; risk of delay in completion of the offering; capability of the Company's data information system to accommodate the Year 2000.

     For a more detailed description of the risks involved in the offering, see "Risk Factors" at pages __ through __ of the Prospectus.

     In addition, the certificate of incorporation of the Company requires a vote of 80% of stockholders to remove directors, to approve certain business combinations or to amend the certificate of incorporation, which may have the effect of discouraging a future takeover attempt of the Company. For additional information, see pages __ through __ of the Prospectus.

       NOTE: If the stock is to be held jointly, both parties must sign.

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Signature                      Date          Signature                      Date

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